DE VISSER & COMPANY
                       CHARTERED ACCOUNTANTS

                                               401-905 West Pender Street
 						     Vancouver, B.C., Canada
								      V6C 1L6
						         Tel. (604) 687-5447
							  Fax (604) 687-6737



March 14, 2001



RE: Form 10KSB - EZfoodstop.com

To whom it may concern:

We hereby authorize and consent to the use of our audited Financial Statements, dated December 31, 2000, as an Exhibit to the above referenced filing and to the use of our name as it appears therein.

Sincerely,


DE VISSER & COMPANY

/s/ De Visser & Co.

Chartered Accountants















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